Exhibit 23.1

PLS CPA, A Professional Corp.

t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

April 15, 2013

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10-K of Naturewell Incorporated of our report dated on April 15, 2013, with respect to the audited consolidated financial statements of Naturewell Incorporated, included in Form 10-K for the six month ended December 31, 2012.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.